EXHIBIT 99.4


                      FORM OF BROKER, DEALER, ETC. LETTER


                                 CILCORP INC.


                             OFFER TO EXCHANGE ALL
         8.700% SENIOR NOTES DUE 2009 FOR 8.700% SENIOR NOTES DUE 2009
  WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

         9.375% SENIOR BONDS DUE 2029 FOR 9.375% SENIOR BONDS DUE 2029 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
               PURSUANT TO THE PROSPECTUS, DATED [      ], 1999


TO:  BROKERS, DEALERS, COMMERCIAL BANKS,
     TRUST COMPANIES AND OTHER NOMINEES:

     CILCORP Inc. (the "Company") is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated [ ], 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its outstanding 8.700% Senior Notes due 2009 (the "Old Notes") for 8.700% Senior Notes due 2009 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), and to exchange its outstanding 9.375% Senior Bonds due 2029 (the "Old Bonds" and together with the Old Notes the "Old Securities") for 9.375% Senior Bonds due 2029 which have been registered under the Securities Act of 1933, as amended (the "New Bonds" and together with the New Notes the "New Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated October 18, 1999, by and among Midwest Energy, Inc. and the initial purchasers referred to therein, which agreement the Company has assumed as the surviving entity in its merger with Midwest Energy.

     We are requesting that you contact your clients for whom you hold Old Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee, or who hold Old Securities registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated [ ], 1999;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Exchange Offer.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ ], 1999, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal) and any other required documents should be sent to the Exchange Agent. Certificates representing the Old Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If a registered holder of Old Securities desires to tender, but such Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Securities held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Securities pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.



                                     Very truly yours,




                                     CILCORP INC.


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


Enclosures

                                       2